UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 17, 2005, The Pantry, Inc. (the “Company”) settled that certain Confirmation of Forward Stock Sale Transaction (the “Forward Sale Agreement”) dated October 13, 2004 by and between the Company and Merrill Lynch International, as forward purchaser (“MLI”) by issuing and delivering the remaining 421,303 shares of its common stock, par value $.01 per share (the “Shares”). In connection with the final settlement, the Company expects to receive approximately $9,341,635 in proceeds from MLI. The Forward Sale Agreement has now been completely settled and there are no additional shares subject to the Forward Sale Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly
Vice President, Chief Financial Officer and Secretary
(Authorized Officer and Principal Financial Officer)

Date: August 17, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.